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                                                                    EXHIBIT 10.1


                             DATED November 4, 1998
                             ----------------------


                          PEPTIDE THERAPEUTICS LIMITED

                                     - and -

                              ELI LILLY AND COMPANY


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                             COLLABORATION AGREEMENT


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                                    AGREEMENT



      This agreement is made on November 4, 1998 between PEPTIDE THERAPEUTICS LIMITED (No. 2774777) whose registered office is at 321 Cambridge Science Park, Milton Road, Cambridge, CB4 4WG, United
Kingdom ("Peptide")

                                       and

ELI LILLY AND COMPANY whose registered office is at Lilly Corporate Center, Indianapolis, Indiana 46285, USA ("Lilly").

      Together referred to as "the Parties".

WHEREAS:

      (A) Peptide has developed a system for the discovery of substrates and the development of inhibitors of protease enzymes known as RAPiD (Rational Approach to Protease Inhibitor Design);

      (B) Lilly has a potential interest in acquiring rights to the RAPiD technology and, prior to entering into such a transaction wishes to evaluate the technology by carrying out a pilot study;

      (C) In order to carry out the pilot study, Lilly has identified four Target Proteases for which Peptide will use its RAPiD technology to develop FRET based Substrates;

      (D) Following successful completion of the Programme and written notice by Lilly prior to December 31, 1999 to Peptide of its desire to enter into a Technology Transfer Agreement, the Parties shall negotiate in good faith a Technology Transfer Agreement.


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IT IS AGREED as follows:

1.    DEFINITIONS

      1.1 "Arising IP" means any Intellectual Property resulting from the Programme carried out by Peptide including the Data.

      1.2 "Background IP" means all Intellectual Property owned by either party prior to this Agreement or generated during the term of this Agreement but not resulting from the Programme. For the avoidance of doubt, the Parties recognize that Lilly owns all Intellectual Property related to the Target Proteases and Peptide owns all Intellectual Property related to RAPiD.

      1.3 "Control Protease" means one of the Target Proteases that Lilly chooses to use as a control in the Programme.

      1.4 "Data" means the data relating to the Target Proteases generated during the Programme by Peptide.

      1.5   "FRET" means Fluorescence Resonance Energy Transfer.

      1.6 "Know How" means all technical and scientific information necessary or useful in developing Substrates not at present in the public domain held in any form (including, without limitation, that comprised in or derived from drawings, data, formulae, specifications, notes, chemical compounds, computer software, component lists, instructions, manuals, reports and process descriptions).

      1.7 "Intellectual Property" means any and all interest, whether legal or beneficial, arising under the laws of England or elsewhere in patent, copyright, design right, rights in confidentiality, trade mark rights and any other analogous rights, applications for any of the foregoing (and the right to make such applications) including Know How.

      1.8 "Press Release" means the press release to be released by Peptide on the signing of this Agreement as set out in Addendum III

      1.9 "Programme" means a programme of work whereby Peptide will apply RAPiD to each of the four Target Proteases supplied by Lilly as set out in more detail in Addendum II. The purpose of the Programme is to identify a Substrate for each Target Protease.


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      1.10  "RAPiD" means Peptide's proprietary system for discovering substrates and developing inhibitors of protease enzymes.

      1.11 "Report" means a report summarizing the Data for all the Target Proteases to be provided by Peptide to Lilly.

      1.12  "Substrate" means a FRET substrate for a Target
            Protease

      1.13 "Target Proteases" means up to four proteases to be supplied by Lilly to Peptide.

      1.14 "Technology Transfer Agreement" means the agreement to be entered into by the Parties allowing for the transfer of the RAPiD technology by Peptide to Lilly consistent with the terms described in Addendum I and other terms which are customary under similar circumstances.


2.    THE PROGRAMME

      2.1 As soon as reasonably practicable following signing this Agreement, Lilly shall provide Peptide with sufficient quantity of each of the Target Proteases required for the Programme and any information necessary or useful for the assay of each of the Target Proteases.

      2.2 Peptide agrees to use reasonable endeavours to carry out the Programme and to deliver to Lilly the Report and the Data for each of the Target Proteases by December 31, 1998 or as soon as is reasonably practicable. In addition, if Peptide has identified a FRET Substrate for any of the Target Proteases, Peptide will supply Lilly with approximately 10 mg of such Substrate for evaluation by Lilly. If the generic library does not give a hit for a Target Protease, then Peptide shall still supply any Data to Lilly for evaluation.

      2.3 Lilly, at its sole option, may enter into a Technology Transfer Agreement with Peptide by providing Peptide with notice of the same at any time during the Option Period pursuant to terms negotiated by the parties in good faith that are consistent with the terms described in Addendum I and other terms that are customary under similar circumstances. For purposes of this Agreement the term "Option Period" shall mean the period commencing on the effective date of this


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            Agreement and ending on the later of either: (i) December 31,
            1999 or (ii) four months after Lilly has received all Data, Substrates and Report as contemplated under this Agreement.

3.    CONSIDERATION

      In consideration of Peptide carrying out the Programme, Lilly agrees to make payments to Peptide after signing this Agreement, exclusive of any applicable sales taxes in the following manner:

         []*

       Notwithstanding anything to the contrary in this Agreement, under no circumstance shall Lilly make payments to Peptide under this Agreement in excess of

         (i) []* and

        (ii) $400,000 in aggregate of all services contemplated under this Agreement.

4.    INTELLECTUAL PROPERTY

      4.1 All Background IP shall remain the property of the party owning such Background IP prior to this Agreement.

      4.2 All Arising IP, all Data and any Substrates shall be the property of Peptide.

      4.3 Lilly shall have an exclusive, worldwide, perpetual, royalty-free license for Arising IP, Data and Substrate relating to each Target Protease that it has paid the []* license fee for under 3, above.

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* This portion of the Exhibit has been omitted pursuant to a request for
Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

      4.4 Peptide shall, at the request of Lilly, file any patent applications covering Arising IP at Lilly's cost. Such patent applications shall be filed in the name of Peptide and shall form part of the license to Lilly in 4.3 above.

      4.5   If Lilly does not exercise its option to take a license under 3
            (iii) above for a Target Protease then Lilly shall have no rights to use any of the Arising IP, Data or Substrate for that Target Protease at any time for any purpose whatsoever.

5.    CONFIDENTIALITY

      The Parties hereby acknowledge that the Confidentiality Agreement dated September 3, 1998 entered into between the Parties covers all aspects of the handling of Confidential Information anticipated by this Agreement. Background IP, Arising IP and Data shall be included as Confidential Information.

6.    WARRANTIES AND UNDERTAKINGS

      The Parties exclude to the fullest extent permitted by law any warranties, conditions, undertakings or terms implied by operation of law (statutory or otherwise).

7.    ASSIGNMENT

      Neither party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement except with the prior written consent of the other party save that either party may at any time assign or transfer any of its rights or obligations under this Agreement to any of its Affiliates. Affiliates for the purpose of this Agreement shall mean any entity Controlled by such party. Controlled shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting income or equity interest in a business entity. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their successors and assigns.

8.    COSTS


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      Except as otherwise expressly provided in this Agreement, each party shall pay its own costs of and incidentals to the negotiation, preparation, execution and implementation by it of this Agreement and of all other documents referred to in it.

9.    FURTHER ASSURANCE

      Each party shall, at its own cost, do and execute or procure to be done and executed all necessary acts, deeds, documents and things reasonably within its power to give effect to this Agreement.

10.   GENERAL

      10.1 This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement (except for the Confidentiality Agreement dated September 3, 1998) and supersedes all previous such agreements whether made orally or in writing.

      10.2 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

      10.3 The failure to exercise or delay in exercising right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

      10.4 Nothing in this Agreement shall be construed as creating a partnership between the Parties or as constituting either party as the agent of the other party for any purpose whatsoever and neither party shall have the authority or power to bind the other party or to contract in the name of or create a liability against the other party in any way or for any purpose.

      10.5 If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

11.   GOVERNING LAW AND JURISDICTION

      This Agreement shall be governed by the laws of England and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the English Courts.

12.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall be an original, but all the counterparts together shall constitute one and the same instrument.

13.   TERM

      This Agreement will expire upon the end of the Option Period as set forth in 2.3, above, unless earlier terminated by Lilly in writing to Peptide.

14.     ANNOUNCEMENTS

The Parties agree that immediately following the execution of this Agreement the Press Release may be released by Peptide. No other public announcement, communication or circular (other than to the extent required by law, the London Stock Exchange Limited or the panel on take-overs and mergers or any other regulatory body in any jurisdiction) concerning the transactions referred to in this Agreement shall be made or dispatched by either party for so long as this Agreement continues in force without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.


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      IN WITNESS WHEREOF, the Parties, through their authorized officers, have executed this Agreement as of the date first written above.


PEPTIDE THERAPEUTICS LIMITED

By: /s/ Nicolas Higgins
   ------------------------------
Name: Nicolas A. Higgins
     ----------------------------
Title: Commercial Director
      ---------------------------


ELI LILLY AND COMPANY

By: /s/ [ILLEGIBLE]
   ------------------------------
Name: [ILLEGIBLE]
     ----------------------------
Title: November 4, 1998
      ---------------------------

                                   Addendum I

Term of the agreement for a License to the RAPiD technology: 10 years

License fee to RAPiD and Libraries (improvements and upgrades) and technology to develop Protease inhibitors:

[]*

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* This portion of the Exhibit has been omitted pursuant to a request for
Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                   Addendum II

                                 Work Programme

For each of the Target Proteases received by Peptide from Lilly, Peptide will endeavour to:

1. Set up a protease assay using assay conditions received from Lilly, if available.

2.  Screen generic RAPiD library with the protease. The generic library contains
    over [    ]* FRET compounds that are potential protease substrates.

3. Analyse substrates cleaved using Peptide's FOCUS software, and provide Lilly with this data, including in the FOCUS software format.

4. With Lilly, identify which substrates to synthesise as single compounds for further analysis.

5. Synthesise single substrate compounds and determine kinetics on these compounds.

6.  Provide Lilly with a report describing the work carried out, the data on
    the substrates, and [    ]* of one of the substrates (if available).

7.  []*


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* This portion of the Exhibit has been omitted pursuant to a request for
Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                  Addendum III

                                The Press Release


                         Peptide Therapeutics Group plc

  Collaboration with Eli Lilly on development of protease inhibitors


Peptide Therapeutics Group plc ("Peptide") (Cambridge, UK) announces that it has entered into a research collaboration with Eli Lilly and Company ("Lilly") (Indianapolis, USA). Under the terms of the agreement, Peptide will apply its proprietary `RAPiD' protease inhibitor drug discovery technology to four protease targets provided by Lilly.

John Brown, CEO of Peptide said "We are delighted to be working with such a significant corporate partner as Lilly. RAPiD is already being applied to several in-house and collaborative programmes and the addition of Lilly as another partner provides further endorsement of the technology's potential."


Enquiries:

Peptide Therapeutics Group plc                  Tel: 01223 423333
Dr John Brown, CEO
Financial Dynamics                              Tel: 0171 831 3113
John Bick



NOTES TO EDITORS

1.    RAPiD

Peptide's proprietary RAPiD (Rational Approach to Protease Inhibitor Design) technology exploits novel combinatorial and medicinal chemistry techniques, and enables the rapid development of potent and selective protease inhibitor drugs. RAPiD can be applied to all classes of proteases and, in addition to inhibitors, also provides substrates (suitable for high throughput screening), a wealth of structure activity relationship data for the protease, and probe inhibitors for drug target validation.

Peptide is applying its RAPiD technology internally to develop protease inhibitor drugs for several diseases but is also commercialising the technology through collaborations with pharmaceutical companies.

2.    Peptide

Peptide is a biopharmaceutical development company based in Cambridge, UK. Peptide's strategy is to discover novel drugs and vaccines using innovative proprietary technologies and to develop these products through royalty-bearing alliances with leading pharmaceutical companies who will then complete the development and manufacture and market the product.